Exhibit 10.1

AMENDMENT AND WAIVER NO. 3

THIS AMENDMENT AND WAIVER (this “Agreement”), dated as of October 30, 2018 and effective as of October 25, 2018 (the “Effective Date”), is made among Synergy Pharmaceuticals Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors as from time to time party hereto, the Lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), and CRG Servicing LLC, a Delaware limited liability company (“CRG Servicing”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, “Agent”).

The Obligors, the Lenders and Agent are parties to that certain Term Loan Agreement, dated as of September 1, 2017 (as amended as of February 26, 2017 and August 28, 2018, and as further amended, restated, modified or supplemented from time to time, the “Loan Agreement”).

The parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

SECTION 1.        Definitions; Interpretation.

(a)           Terms Defined in Loan Agreement.  All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)           Interpretation.  The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2.        Waiver.

(a)           Subject to Section 4, the Lenders hereby waive compliance with Section 10.01 and related provisions of the Loan Agreement, from the period beginning on and including the Effective Date through and including November 6, 2018.

(b)           The waiver set forth in Section 2(a) shall be limited precisely as written.  Except as expressly stated herein, nothing in this Agreement shall be deemed to constitute a waiver of noncompliance or breach of any other term or provision in the Loan Agreement or the other Loan Documents, nor prejudice any right or remedy that the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents.  Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect the Lenders’ ability to enforce) any condition not explicitly waived by Section 2(a).

SECTION 3.        Amendment.  Subject to Section 4, Section 8.15 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.15      Board Observation Rights.  Except to the extent reasonably necessary (x) to preserve the attorney-client privilege or the protection of the work-product doctrine and/or (y) for an Obligor’s board of directors (its “Board”) to discharge its fiduciary duties, such Obligor shall (i) concurrently with delivery to such Obligor’s Board, give a designated representative of the Administrative Agent and the Lenders (who may change from time to time at the sole discretion of Administrative Agent) (the “Representative”) copies of all notices, minutes, consents, and all communications or other material that such Obligor provides to any of its directors in such person’s capacity as a director or as a member of a committee of such Board, in each case in connection with a meeting of the Board or a committee thereof, and (ii) permit the Representative to attend all meetings of Borrower’s Board, and of each committee thereof, as a non-voting observer.  Upon reasonable notice and at a scheduled meeting of Borrower’s Board or such other time, if any, as Borrower’s Board may determine in its reasonable discretion, the Representative may address Borrower’s Board with respect to a Lender’s concerns regarding business issues facing the Obligors and which such Lender deems significant.”

SECTION 4.        Conditions to Effectiveness.  The effectiveness of Sections 2 and 3 shall be subject to the following conditions precedent:

(a)           Agent shall have received, in form and substance reasonably satisfactory to it and the Lenders, this Agreement duly executed by Borrower, Agent and Lenders.

SECTION 5.        Representations and Warranties; Reaffirmation.

(a)           Each Obligor hereby represents and warrants to Agent and each Lender as follows: Such Obligor has full power, authority and legal right to make and perform this Agreement and the Loan Agreement, as modified by this Agreement (the “Amended Loan Agreement”).  Each of this Agreement and the Amended Loan Agreement is within such Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by such Obligor and each of this Agreement and the Amended Loan Agreement constitutes legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each of this Agreement and the Amended Loan Agreement (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Obligor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon such Obligor and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

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(b)           Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Agreement, except as expressly provided herein.  By executing this Agreement, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Agreement.

SECTION 6.        Governing Law; Submission To Jurisdiction; Waiver Of Jury Trial.

(a)           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)           Submission to Jurisdiction.  Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 6 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)           Waiver of Jury Trial.  Each Obligor and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 7.        Miscellaneous.

(a)           No Waiver.  Except as expressly set forth in Section 2, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents (including, without limitation, all such rights, privileges and remedies with respect to any Default, Event of Default or Material Adverse Effect, whether communicated or not to the Lenders or Agent).  Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.

(b)           Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)           Headings.  Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

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(d)           Integration.  This Agreement constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

(f)            Controlling Provisions.  In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail.

(g)           Loan Document.  This Agreement is a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

SYNERGY PHARMACEUTICALS INC.

By	/s/ Troy Hamilton
	Name:	Troy Hamilton
	Title:	CEO

SUBSIDIARY GUARANTORS:

SYNERGY ADVANCED PHARMACEUTICALS, INC.

By	/s/ Troy Hamilton
	Name:	Troy Hamilton
	Title:	CEO

[Signature Page to Waiver and Amendment]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	President

[Signature Page to Waiver and Amendment]

LENDERS:

CRG PARTNERS III—PARALLEL FUND “A” L.P.

By: CRG PARTNERS III—PARALLEL FUND “A” GP L.P.,
its General Partner

By: CRG PARTNERS III GP LLC,
its General Partner

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.

By: CRG PARTNERS III (CAYMAN) GP L.P.,
its General Partner

By: CRG PARTNERS III GP LLC,
its General Partner

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Nicole Nesson
Name:	Nicole Nesson

CRG ISSUER 2017-1

By: CRG SERVICING LLC,
acting by power of attorney

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

[Signature Page to Waiver and Amendment]